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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Post-Effective Amendment Number 2 to Registration Statement Number 2-74481 on Form S-8 dated January 28, 1983, as amended and supplemented to date, Post-Effective Amendment Number 3 to Registration Statement Number 2-74481 on Form S-8 dated October 10, 1983, Post-Effective Amendment Number 1 to Registration Statement Number 2-97149 on Form S-8 dated September 30, 1985, Post Effective Amendment Number 3 to Registration Statement Number 2-76480 on Form S-8 dated April 22, 1985, Post-Effective Amendment Number 2 to Registration Statement Number 2-70806 on Form S-8 dated May 20, 1981, Post-Effective Amendment Numbers 2, 1-A and 1-B to Registration Statement Number 33-04320 on Form S-4 dated March 26, 1986, as supplemented and amended to date, Post-Effective Amendment Numbers 2-A and 2-B to Registration Statement Number 33-04320 on Form S-8 to Form S-4 dated June 1, 1987, Registration Statement Numbers 33-35762 and 33-35763 on Form S-8 dated July 6, 1990, Registration Statement Number 33-52295 on Form S-8 dated February 16, 1994, Registration Statement Number 33-58323 on Form S-8 dated March 31, 1995, and Registration Statement Number 333-03753 on Form S-3 dated May 15, 1996, as amended to date, of our report dated December 12, 1997, with respect to the consolidated financial statements of Whittaker Corporation included in the Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the aforementioned Registration Statements insofar as that reference relates to our report for the year ended October 31, 1996.

                                          ERNST & YOUNG LLP

Los Angeles, California
January 28, 1998